As filed with the Securities and Exchange Commission on August 28, 2018

Registration No. 333-226946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 1. to

 FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL SEAWAYS, INC.

(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	98-0467117 (I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York 10016 (212) 578-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Small III, Esq.
Chief Administrative Officer, Senior Vice President,
Secretary and General Counsel
600 Third Avenue, 39th Floor, New York, New York 10016
(212) 578-1600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)
Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Secondary Offering
Common Stock, no par value	7,479,202	$19.52	$145,994,023.04	$18,176.26
Total	7,479,202		$145,994,023.04	$18,176.26

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the reported high and low prices of the Registrant’s common stock on the New York Stock Exchange on August 16, 2018.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2018

PROSPECTUS

INTERNATIONAL SEAWAYS, INC.

7,479,202 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 7,479,202 shares of the common stock of International Seaways, Inc. (the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of our common stock and the general manner in which the selling stockholders will offer the securities. When securities are offered, we may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “INSW.” The last reported sale price of our common stock on the NYSE on August 27, 2018 was $20.97 per share.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 8 of this prospectus in any applicable prospectus supplement and in the documents we file with the Securities and Exchange Commission before investing in our securities.

The selling shareholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, on a continuous or delayed basis. The shares may be offered at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. If the securities are sold through underwriters, broker-dealers or agents, the relevant seller will be responsible for underwriting discounts or commissions or agents’ commissions. Any prospectus supplement for an offering may provide additional detail about the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

We will pay the expenses related to the registration of the securities covered by this prospectus. The selling stockholders will pay any underwriting discounts and commissions associated with their sale of securities pursuant to this prospectus. We will not receive any proceeds from the sale or other disposition of securities by the selling stockholders pursuant to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus generally describes International Seaways, Inc. and our common stock. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 7,479,202 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” We have entered into a registration rights agreement with each of the selling stockholders to register the resale of their shares of common stock.

This prospectus only provides you with a general description of the securities that may be offered. Each time the selling stockholders sell securities using this shelf registration, a supplement to this prospectus containing specific information about the terms of that offering may also be provided to you. Any such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in any applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the securities being offered.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms “the Company,” “INSW,” “we,” “our” and “us” to refer to International Seaways, Inc., a Marshall Islands corporation, and its consolidated subsidiaries. References to “International Seaways, Inc.” refer only to International Seaways, Inc. on an unconsolidated basis, except where the context may require otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it may not contain all the information that may be important to you in, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. For a more complete description of our business as of the date of this prospectus, see the “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018 (Commission File No. 001-37836) (the “Form 10-K”), and see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 8, 2018, as well as any most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, each of which is incorporated by reference herein.

A glossary of shipping terms that should be used as a reference when reading this prospectus and the documents incorporated by reference herein can be found in the Form 10-K.

Our Company

We are a leading provider of ocean transportation services for crude oil and refined petroleum products. We own or operate a fleet of more than 50 vessels, all of which operate in International Flag markets. We serve a diverse group of customers, including major independent and state-owned oil companies, oil traders and refinery operators, and have a reputation in the industry for excellent service.

Our vessel operations are organized into two segments: Crude Tankers and Product Carriers. Our fleet consists of VLCC, Aframax and Panamax crude tankers, as well as LR1, LR2 and MR product carriers, and includes vessels owned by two joint ventures (the “JVs”) through which we have ownership interests in four liquefied natural gas (“LNG”) carriers and two floating storage and offloading (“FSO”) service vessels.

INSW generally charters its vessels to customers either for specific voyages at spot rates or for specific periods of time at fixed daily amounts through time charters or bareboat charters. Spot market rates are highly volatile, while time charter and bareboat charter rates provide more predictable streams of time charter equivalent (“TCE”) revenues because they are fixed for specific periods of time. Shipping revenues from our fleet, derived primarily through spot market voyage charters, were $290 million during 2017 and $109 million during the first six months of 2018, while TCE revenues (shipping revenues less voyage expenses) were $275 million and $99 million during each of those periods, respectively.

Company Information

Our executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and our telephone number is (212) 578-1600. Our Internet website address is www.intlseas.com . Information on, or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Issuer	International Seaways, Inc.

Shares of common stock offered by the selling stockholders	7,479,202 shares of the common stock.

Common stock issued and outstanding prior to this offering

As of August 15, 2018, we had 29,178,887 outstanding shares of common stock (excluding shares of common stock issuable upon exercise of outstanding options granted or shares available to be granted under our equity incentive and compensation plans).

Common stock that will be issued and outstanding after this offering

Following completion of this offering, we would have 29,178,887 outstanding shares of common stock (excluding shares of common stock issuable upon exercise of outstanding options granted or shares available to be granted under our equity incentive and compensation plans). Sales of our common stock by the selling stockholders will not increase the number of shares of common stock outstanding.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock to be offered by the selling stockholders.

Risk factors	You should read the section entitled “Risk Factors” beginning on page 8, the risk factors incorporated by reference in this prospectus, and any risk factors set forth in any applicable prospectus supplement or incorporated by reference therein, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q or Interim Report on Form 8-K, before making an investment decision. If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described below are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the Common Stock

The market price of our securities may fluctuate significantly following the offering and you could lose all or part of your investment as a result.

The market price of our securities may fluctuate substantially. The price of our common stock that will prevail in the open market following this offering may be higher or lower than the price you pay for such securities. You may not be able to resell your common stock at or above the price you paid for such securities due to a number of factors, some of which are beyond our control. These risks include those described or referred to in this “Risk Factors” section, under “Cautionary Note Regarding Forward-Looking Statements” and in other documents incorporated herein by reference and include, among other things:

•	fluctuations in our results of operations;
•	activities of and results of operations of our competitors;
•	changes in our relationships with our customers or our vendors;
•	changes in business or regulatory conditions;
•	any announcements by us or our competitors of significant acquisitions, strategic alliances or joint ventures;
•	additions or departures of key personnel;
•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint ventures or capital commitments;
•	investors’ general perception of us;
•	failure to meet market expectations;
•	future sales of our securities by us, directors, executives and significant stockholders;
•	changes in domestic and international economic and political conditions;
•	changes in accounting principles;
•	announcements by third parties or governmental entities of significant claims or proceedings against us;
•	a default under the agreements governing our indebtedness; and
•	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

Any of the foregoing factors could also cause the price of our common stock to fall and may expose us to securities class action litigation. Any securities class action litigation could result in substantial costs and the diversion of management’s attention and resources. Furthermore, the stock market has from time to time experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our securities, regardless of our actual operating performance.

Our common stock is thinly traded, and your ability to sell common stock may be limited.

We cannot assure you as to the liquidity of any market that may exist or be sustained for our common stock, your ability to sell your common stock, or the price at which you would be able to sell such securities. Future trading prices of the common stock will depend on many factors, including, among other things, our operating results and the market for similar securities. The effect an offering of our common stock by us or by one or more selling stockholder from time to time will have on the volume or trading price of these securities is uncertain. You may not be able to sell acquired securities at the price equal to or greater than the offering price.

Although our common stock is listed on the New York Stock Exchange, our common stock has experienced relatively low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock, including sales by the selling stockholders from time to time, or the perception that these sales could occur, could adversely affect the price of our common stock and impair our ability to raise capital through the sale of equity securities.

We have not paid cash dividends since the spin-off.

We have not paid any cash dividends since the Company was spun off from its former parent company in November 2016. The declaration and timing of future cash dividends, if any, will be at the discretion of the Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions (including the terms of our financing agreements), restrictions imposed by applicable law or the SEC and such other factors as our Board of Directors may deem relevant.

We are a holding company and depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends.

International Seaways, Inc. is a holding company and its subsidiaries conduct all of its operations and own all of its operating assets. It has no significant assets other than the equity interests in its subsidiaries and certain joint ventures. As a result, its ability to satisfy its financial obligations or pay dividends depends on its subsidiaries and their ability to distribute funds to it. In addition, the terms of our financing agreements restrict the ability of our subsidiaries to distribute funds to International Seaways, Inc.

Some provisions of Marshall Islands law and our governing documents could discourage a takeover that stockholders may consider favorable, or otherwise influence our ability to consummate a change of control.

Marshall Islands law and provisions contained in our amended and restated certificate of incorporation (“Amended and Restated Articles of Incorporation”) and amended and restated by-laws (“Amended and Restated By-Laws”) could have the effect of delaying, deferring or preventing a change of control of us. In addition, these provisions could make it more difficult to bring about a change in the composition of our board of directors. For example, our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws:

•	give the sole ability to then-current members of our board of directors to fill a vacancy on the board of directors;
•	require the affirmative vote of two-thirds or more of the combined voting power of the outstanding shares of our capital stock in order to amend or repeal certain provisions of our COI and By-Laws; and
•	establish advance notice requirements for nomination for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These and other provisions of our organizational documents and Marshall Islands law may have the effect of delaying, deferring or preventing changes of control or changes in management, even if such transactions or changes would have significant benefits for our stockholders. See “Description of Capital Stock.” As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

We may issue preferred shares in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our securities.

Our Amended and Restated Articles of Incorporation authorize us to issue one or more series of preferred shares. Our Board of Directors will have the authority to determine the preferences, limitations and relative rights of such preferred shares and to fix the number of shares, up to the current authorized share capital amount, constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with voting, liquidation, dividend and other rights superior to the rights of shares of our common stock. The potential issuance of preferred shares may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially and adversely affect the market price of our common stock and the voting and other rights of the holders of shares of our common stock.

If securities or industry analysts issue an adverse or misleading opinion regarding us or do not publish or cease publishing research or reports about us, our business, our market or our competitors, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced, to some extent, by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not control these analysts, or the content and opinions included in their reports. If any of the analysts who cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who covers us were to cease coverage of us or fail to publish reports on us regularly, or if analysts elect not to provide research coverage of our common stock, we could lose visibility in the financial markets, which in turn could cause the price and/or trading volume of our common stock to decline.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate or bankruptcy law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or significant shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. Additionally, the Republic of the Marshall Islands does not have a legal provision for bankruptcy or a general statutory mechanism for insolvency proceedings. As such, in the event of a future insolvency or bankruptcy, our shareholders and creditors may experience delays in their ability to recover their claims after any such insolvency or bankruptcy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond our control, that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors,” when reviewing such statement. We believe that these factors include, but are not limited to:

•	the highly cyclical nature of the Company’s industry

•	fluctuations in the market value of vessels;

•	declines in charter rates, including spot charter rates or other market deterioration;

•	an increase in the supply of vessels without a commensurate increase in demand;

•	the impact of adverse weather and natural disasters;

•	the adequacy of INSW’s insurance to cover its losses, including in connection with maritime accidents or spill events;

•	constraints on capital availability;

•	changing economic, political and governmental conditions in the United States and/or abroad and general conditions in the oil and natural gas industry;

•	changes in fuel prices;

•	acts of piracy on ocean-going vessels;

•	terrorist attacks and international hostilities and instability;

•	the impact of public health threats and outbreaks of highly communicable diseases;

•	the effect of the Company’s indebtedness on its ability to finance operations, pursue desirable business operations and successfully run its business in the future;

•	the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants;

•	the Company’s ability to make additional capital expenditures to expand the number of vessels in its fleet, and to maintain all of its vessels and to comply with existing and new regulatory standards;

•	the availability and cost of third party service providers for technical and commercial management of the Company’s fleet;

•	fluctuations in the contributions of the Company’s joint ventures to its profits and losses;

•	the Company’s ability to renew its time charters when they expire or to enter into new time charters;

•	termination or change in the nature of the Company’s relationship with any of the commercial pools in which it participates and the ability of such commercial pools to pursue a profitable chartering strategy;

•	competition within the Company’s industry and the Company’s ability to compete effectively for charters with companies with greater resources;

•	the loss of a large customer or significant business relationship;

•	the Company’s ability to realize benefits from its past acquisitions or acquisitions or other strategic transactions it may make in the future;

•	increasing operating costs and capital expenses as the Company’s vessels age, including increases due to limited shipbuilder warranties or the consolidation of suppliers;

•	the Company’s ability to replace its operating leases on favorable terms, or at all;

•	changes in credit risk with respect to the Company’s counterparties on contracts;

•	the failure of contract counterparties to meet their obligations;

•	the Company’s ability to attract, retain and motivate key employees;

•	work stoppages or other labor disruptions by employees of the Company or other companies in related industries;

•	unexpected drydock costs;

•	the potential for technological innovation to reduce the value of the Company’s vessels and charter income derived therefrom;

•	the impact of an interruption in or failure of the Company’s information technology and communication systems upon the Company’s ability to operate;

•	seasonal variations in the Company’s revenues;

•	government requisition of the Company’s vessels during a period of war or emergency;

•	the Company’s compliance with complex laws, regulations and in particular, environmental laws and regulations, including those relating to the emission of greenhouse gases and ballast water treatment;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

•	the impact of litigation, government inquiries and investigations;

•	governmental claims against the Company;

•	the arrest of the Company’s vessels by maritime claimants;

•	changes in laws, treaties or regulations; and

•	the impact that Brexit might have on global trading parties.

The factors identified above should not be construed as exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. The forward-looking statements made in this prospectus are made only as of the date of this prospectus. The forward-looking statements made in documents incorporated by reference into this prospectus are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders pursuant to this prospectus.

SELLING SECURITYHOLDERS

Up to 7,479,202 shares of our common stock may be offered for resale by the selling stockholders under this prospectus. Those shares of common stock were issued in a spin-off transaction that took place in November 2016. We have entered into a registration rights agreement with each of the selling stockholders to register the resale of their shares of common stock.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth below. However, the selling stockholders are under no obligation to sell any of the shares of common stock offered pursuant to this prospectus. As used in this prospectus, the term “stockholders” includes the stockholders listed in the table below, as well as permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the stockholders’ interests in such shares of common stock, other than through a public sale pursuant to this prospectus or Rule 144 under the Securities Act.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days.

Except as disclosed in the footnotes to these tables and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the beneficial owner. The information with respect to beneficial ownership by the selling stockholders was prepared based on information supplied by such stockholders to us. Unless otherwise indicated in the table or footnotes thereto, the address for each beneficial owner is c/o International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.

Selling Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock held by each of the selling stockholders as of August 15, 2018. Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares owned by them that have been registered pursuant to the registration statement of which this prospectus forms a part, and do not acquire any additional shares of our common stock, each selling stockholder would not own any shares of our common stock after completion of this offering. We cannot advise you as to whether the selling stockholders will, in fact, sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, their shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Name of Selling Stockholder	Aggregate Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock That May Be Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering
Cyrus Capital Partners, L.P. (1)	18,853	18,853	—
Cyrus Select Opportunities Master Fund, Ltd. (1)	222,450	222,450	—
Cyrus Opportunities Master Fund II, Ltd. (1)	2,222,316	2,222,316	—
CRS Master Fund, L.P. (1)	670,442	670,442	—
Crescent 1, L.P. (1)	700,579	700,579	—
Canary SC Master Fund, L.P. (1)	187,789	187,789	—
Paulson & Co. Inc. on behalf of managed funds and accounts (2)	3,456,773	3,456,773	—

(1)

Based on a Schedule 13D filed on December 9, 2016 and a Form 4 filed on June 12, 2017 with the SEC, Cyrus Capital Partners, L.P. (“CCP”) serves as the investment advisor to with respect to beneficial ownership of 4,022,429 shares owned by the six funds specified in the table above (collectively, the “Cyrus Funds”). Cyrus Capital Partners GP, L.L.C. (“CCPGP”) serves as the general partner of CCP. Of those shares, 18,853 were granted to CCP pursuant to agreements between CCP and Mr. Joseph I. Kronsberg relating to the Company’s non-Employee Director Incentive Compensation Plan, or distributed in the spin-off in respect of OSG shares previously granted as compensation for service on OSG’s board of directors. All discretion over the investment activities of the Cyrus Funds has been delegated to CCP. As the (i) principal of CCP and (ii) principal of Cyrus Capital Partners GP, L.L.C., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 4,022,429 shares of Common Stock. The address of each of CCP, CCPGP and Freidheim is 65 East 55th Street, 35th Floor, New York, NY 10022.

Joseph I. Kronsberg, a partner of CCP, has served on the Company’s Board of Directors since November 30, 2016. On May 25, 2018, 5,370 shares of restricted common stock were granted to CCP by the Company pursuant to the Company’s Non-Employee Director Incentive Compensation Plan and vest on the earlier of (i) May 24, 2019 and (ii) the date of the annual meeting of stockholders in 2019. The grant was made directly to CCP because pursuant to agreements between CCP and Mr. Kronsberg, CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. These unvested shares are included in the ownership information for CCP set forth in the table above.

(2)

Based on Schedule 13D filed on December 12, 2016, and Form 4s filed on June 30, 2017 and March 19, 2018, with the SEC by Paulson & Co. Inc. (“Paulson”) with respect to beneficial ownership of 3,456,773 shares by Paulson. Paulson is the investment advisor, or manager, of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”). Paulson possesses voting and investment power of the shares owned or held by the Paulson Accounts. John Paulson is the controlling person of Paulson. The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

Ty E. Wallach has served on the Company’s Board of Directors since November 30, 2016, and until July 20, 2018 was a Partner at Paulson and a Co-Portfolio Manager at Paulson’s credit funds.

Based on information provided by the selling stockholders, except as further described below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. The Paulson Accounts have advised us that Plus Securities LLC, an affiliate of Paulson & Co. Inc., is a limited purpose broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and that Plus Securities LLC only assists with the offer of investment funds and/or accounts sponsored or advised by its affiliates. The Paulson Accounts have also advised us that they purchased the securities to be offered and sold by them from time to time hereunder for investment purposes. The Paulson Accounts have also advised us that they purchased the securities to be offered and sold by them from time to time hereunder in the ordinary course of business, and that at the time they purchased such securities, they had no agreements, understandings or arrangements, directly or indirectly, with the Company or any other person to dispose of or distribute the securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our capital stock, articles of incorporation and by-laws, each as amended and restated, and any references to Republic of the Marshall Islands (the “RMI”) law are not meant to be complete and are subject to, and qualified in their entirety by, reference to our amended and restated articles of incorporation (“Amended and Restated Articles of Incorporation”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, our amended and restated by-laws (“Amended and Restated By-Laws”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, and to the RMI Business Corporations Act (the “BCA”). See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you and should be read in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated By-Laws and applicable provisions of the BCA.

Authorized Capitalization

Our authorized capital stock consists of (a) 100,000,000 authorized shares of common stock, no par value (the “common stock”), and (b) 10,000,000 shares of preferred stock, no par value (the “preferred stock”).

As of August 15, 2018 there were 29,178,887 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, based on the number of shares of common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share.

Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors. Our Amended and Restated By-Laws provide that directors will be elected by a majority of the shares voting once a quorum is present.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to claimants and creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights as set out in our Amended and Restated Articles of Incorporation, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

As August 15, 2018, there were approximately 116 holders of record of our common stock, including Cede & Co. as nominee for DTC.

Preferred Stock

Under our Amended and Restated Articles of Incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as the board of directors shall specify in the resolution or resolutions providing for the issue of such preferred stock, provided that the board of directors may not issue any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholders rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of our capital stock entitled to vote on such matter, voting as a class. Notwithstanding the foregoing, the preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock and the issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of us. We currently have no plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated By-Laws and RMI Law

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. Examples of such provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws relating to corporate governance and the rights of stockholders, certain of which may be deemed to have a potential “anti-takeover” effect include:

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 100,000,000 authorized shares of common stock and 10,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended and Restated Articles of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. Although our Amended and Restated Articles of Incorporation prohibits the board of directors, without the affirmative vote of at least a majority of the total voting power of our outstanding shares of capital stock entitled to vote on such matters, voting as a class, from issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly, the issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or our Amended and Restated Articles of Incorporation.

Action by Written Consent. Our Amended and Restated By-Laws and Section 67 of the BCA provide that stockholder action can be taken by written consent in lieu of a meeting if all stockholders entitled to vote on the subject matter unanimously consent.

Special Meetings of Stockholders. Our Amended and Restated By-Laws provide that special meetings of our stockholders may be called only by the President or any Vice President, by resolution of the board of directors or by holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called. Our Amended and Restated By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting. In the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be received no earlier than 90 days prior to the annual meeting and not later than the later of 60 days prior to the annual meeting or 10 days following the public announcement of the date of the annual meeting. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Super Majority Approval Requirements. Our Amended and Restated By-Laws provide that our board of directors, at any regular meeting or special meeting called for the purpose, and our stockholders, at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal our Amended and Restated By-Laws. However, our board of directors may not, without the affirmative vote of a majority of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain provisions of our Amended and Restated By-Laws, including those relating to stockholder meeting quorum requirements, majority election of directors, notification of the nominations for the election of directors, special meetings of our board of directors, committees of the board of directors and amendments to the Amended and Restated By-Laws. Further, our board of directors may not, without the affirmative vote of the holders of two-thirds or more of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain other provisions of our Amended and Restated By-Laws, including those relating to the calling of special meetings by stockholders and stockholder action by written consent.

The BCA provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Our Amended and Restated Articles of Incorporation provides that specified provisions, including those relating to amendment of our Amended and Restated Articles of Incorporation and the procedures by which any action required or permitted to be taken by holders of common stock may be performed, may only be amended or repealed by the affirmative vote of two-thirds (2/3) of the combined voting power of the outstanding shares of our capital stock.

The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain or discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Exclusive Forum

Our Amended and Restated By-Laws provide that unless we consent in writing to the selection of an alternate forum, the State and Federal Court located in the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees, (iii) any action asserting a claim against us arising pursuant to the BCA or (iv) any action asserting a claim against us that is governed by the bylaws, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated By-Laws.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the BCA, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the appropriate court. See “Description of Capital Stock—Exclusive Forum” above.

Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

Under the BCA, a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or a witness in or is otherwise involved in any threatened, pending or completed action, suit, claim, inquiry or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The corporation shall be required to indemnify or advance expenses to such a person in connection with a proceeding commenced by the person against the corporation only if the commencement of such proceeding was authorized in the specific case by the Board of Directors or was brought to establish or enforce a right to indemnification under the bylaws, the corporation’s articles of incorporation, any agreement, the laws of the RMI or otherwise.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the BCA.

In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him or her and incurred by him or her in such capacity whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the BCA. The indemnification provisions of the BCA are not exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Articles of Incorporation limits the liability of our directors to the fullest extent permitted by the BCA and requires that we will provide them with customary indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

U.S. FEDERAL INCOME TAX CONSEQUENCES

United States Federal Tax Considerations for Holders of Common Stock

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our common stock by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of our common stock. In particular, this summary is directed only to U.S. Holders that hold our common stock as capital assets and does not address tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax exempt entities, entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our common stock by vote or value, persons holding our common stock as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of our common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such our common stock.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of our common stock, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

Tax Treatment of U.S. Holders

Tax Treatment of Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our common stock that is paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

Subject to certain exceptions for short-term positions, the U.S. dollar amount of dividends received by an individual with respect to our common stock will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on our common stock will be treated as qualified dividends if:

•	our common stock is readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

Our common stock is listed on the New York Stock Exchange and will qualify as readily tradable on an established securities market in the United States so long as it is so listed. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our prior taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year. Holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Dividend distributions with respect to our common stock generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation.

U.S. Holders that receive distributions of our common stock or rights to subscribe for our common stock as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

 Taxation of Dispositions of Our Common Stock

Subject to the discussion below under “—Passive Foreign Investment Company Status,” if a U.S. Holder realizes gain or loss on the sale, exchange or other disposition of our common stock, that gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if our common stock has been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of our common stock generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a “PFIC,” for U.S. federal income tax purposes if, after applying certain look through rules, either (i) at least 75% of its gross income for any taxable year consists of “passive income” or (ii) at least 50% of the average value (determined on a quarterly basis) produce or are held for the production of “passive income.” We refer to assets which produce or are held for production of “passive income” as “passive assets.” For purposes of these tests, “passive income” generally includes dividends, interest, gains from the sale or exchange of investment property and rental income and royalties other than rental income and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable U.S. Treasury Regulations. Passive income does not include income derived from the performance of services. Although there is no authority under the PFIC rules directly on point, and existing legal authority in other contexts is inconsistent in its treatment of time charter income, we believe that the gross income we derive or are deemed to derive from our time and spot chartering activities is services income, rather than rental income.

Accordingly, we believe that (i) our income from time and spot chartering activities does not constitute passive income and (ii) the assets that we own and operate in connection with the production of that income do not constitute passive assets. Therefore, we believe that we are not now and have never been a PFIC with respect to any taxable year. There is no assurance that the IRS or a court of law will accept our position and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, because there are uncertainties in the application of the PFIC rules and PFIC status is determined annually and is based on the composition of a company’s income and assets (which are subject to change), we can provide no assurance that we will not become a PFIC in any future taxable year. If we were to be treated as a PFIC for any taxable year (and regardless of whether we remain as a PFIC for subsequent taxable years), our U.S. shareholders would be subject to a disadvantageous U.S. federal income tax regime with respect to distributions received from us and gain, if any, derived from the sale or other disposition of our common stock. These adverse tax consequences to shareholders could negatively impact our ability to issue additional equity in order to raise the capital necessary for our business operations.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale or other disposition of, our common stock to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service in a timely manner.

A holder that is a foreign corporation or a non-resident alien individual may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell all or a portion of the securities covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	“at the market” or through market makers or into an existing market for the securities; and

•	through any other method permitted by applicable law.

The selling stockholders may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the selling stockholder or selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The selling stockholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more common stock than the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling stockholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, the validity of any common stock offered hereby will be passed upon for us by Reeder & Simpson, P.C., a Marshall Islands law firm.

EXPERTS

The consolidated financial statements of International Seaways, Inc. appearing in our Current Report on Form 8-K dated May 14, 2018 (including the schedule appearing therein) for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this Prospectus by reference to International Seaways, Inc.’s Current Report on Form 8-K dated May 14, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our common stock and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.intlseas.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We also make available on our website our corporate governance guidelines, code of business conduct and ethics, insider trading policy, anti-bribery and corruption policy and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our board of directors. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K, filed with the Commission on March 12, 2018, as updated by our Current Report on Form 8-K filed with the Commission on May 14, 2018;

•	Our Quarterly Reports on Form 10-Q, filed with the Commission on May 7, 2018 and August 8, 2018;

•	Our Proxy Statement, filed with the Commission on April 12, 2018; and

•	Our Current Reports on Form 8-K, filed with the Commission on April 10, 2018; April 24, 2018; April 30, 2018; May 4, 2018; May 14, 2018; May 30, 2018; May 31, 2018; and June 15, 2018.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

Statements contained in this registration statement or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at www.intlseas.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus and any accompanying prospectus supplement. Requests for such documents should be directed to International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Investor Relations, (212) 578-1635.

INTERNATIONAL SEAWAYS, INC.

Common Stock

PROSPECTUS

__________ ___, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our Common Stock, other than any estimated underwriting discounts and commissions:

SEC registration fee	$18,177
Printing, engraving, Edgarization and filing expenses	5,000
Blue sky fees and expenses (including related legal fees)	–
Legal fees and expenses	45,000
Accounting fees and expenses	50,000
Miscellaneous	1,823
Total	$120,000

In the event securities being offered under this registration statement are distributed in an underwritten offering, we anticipate that additional expenses will be incurred. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any relevant applicable prospectus supplement.

We will bear all of the expenses shown above. All amounts are estimates except for the SEC registration fee.

Item 15.	Indemnification of Directors and Officers.

Section 60 of the BCA provides that a corporation may indemnify directors and officers as well as other employees and individuals of such corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our Amended and Restated Articles of Incorporation eliminates the potential personal monetary liability of our directors to the Company or its stockholders for breaches of their duties as directors except as otherwise required under the BCA.

In addition, we have entered into separate indemnification agreements with certain of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Section 60(7) of the BCA provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the BCA. We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 16.	Exhibits.

The list of exhibits is set forth beginning on page II-5 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of International Seaways, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 2018.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Lois K. Zabrocky
Lois K. Zabrocky
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lois K. Zabrocky	President and Chief Executive Officer; Director	August 28, 2018
Lois K. Zabrocky	(principal executive officer)

/s/ Jeffrey D. Pribor	Senior Vice President and	August 28, 2018
Jeffrey D. Pribor	Chief Financial Officer (principal financial and accounting officer)

/s/ *	Chairman of the Board of Directors	August 28, 2018
Douglas D. Wheat

/s/ *	Director	August 28, 2018
Timothy J. Bernlohr

/s/ *	Director	August 28, 2018
Ian T. Blackley

/s/ *	Director	August 28, 2018
Randee E. Day

/s/ *	Director	August 28, 2018
David I. Greenberg

/s/ *	Director	August 28, 2018
Joseph I. Kronsberg

/s/ *	Director	August 28, 2018
Ty E. Wallach

/s/ *	Director	August 28, 2018
Gregory A. Wright

*By: /s/ James D. Small III
James D. Small III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated November 30, 2016, by and between Overseas Shipholding Group, Inc. and International Seaways, Inc. (filed as Exhibit 2.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

2.2	Stock Purchase and Sale Agreement, dated April 18, 2018, by and among Euronav NV, Euronav MI Inc., and Seaways Holding Corporation (pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted but will be furnished supplementally to the Commission upon request) (filed as exhibit 2.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed on May 14, 2018 and incorporated herein by reference).

2.3	Guarantee of International Seaways, Inc., dated April 18, 2018, in favor of Euronav MI Inc. (filed as exhibit 2.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed on May 14, 2018 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of International Seaways, Inc. (filed as Exhibit 3.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of International Seaways, Inc. (filed as Exhibit 3.2 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

4.1	Registration Rights Agreement, dated as of November 30, 2016, between the International Seaways, Inc. and certain stockholders party thereto (filed as Exhibit 4.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

4.2

Indenture, dated May 31, 2018, between International Seaways, Inc. and The Bank of New York Mellon, as trustee (filed as exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 31, 2018 and incorporated by reference herein)

4.3

First Supplemental Indenture, dated May 31, 2018, between International Seaways, Inc. and The Bank of New York Mellon, as trustee (filed as exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated May 31, 2018 and incorporated by reference herein).

4.4	Form of Global Note (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.3).

4.5

Indenture, dated June 13, 2018, between the Company and GLAS Trust Company LLC, as trustee (filed as exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and incorporated by reference herein).

4.6+	Form of Note for the Indenture filed as Exhibit 4.5 (Exhibit A to Annex I).

5.1+	Opinion of Reeder & Simpson, P.C.

10.1	International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (filed as Exhibit 10.2 to International Seaways, Inc.’s Current Report on Form 8-K dated November 25, 2016 and incorporated herein by reference).

10.1.1	Form of International Seaways, Inc. Non-Executive Director Incentive Compensation Plan Restricted Stock Grant Agreement (filed as Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2	International Seaways, Inc. Management Incentive Plan (filed as Exhibit 10.1 to International Seaways, Inc.’s Current Report on Form 8-K dated November 25, 2016 and incorporated herein by reference).

10.2.1	Form of International Seaways, Inc. Management Incentive Compensation Plan Stock Option Grant Agreement (filed as Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2.2	Form of International Seaways, Inc. Management Incentive Compensation Plan Restricted Stock Unit Grant Agreement (filed as Exhibit 10.2.2 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2.3	Form of International Seaways, Inc. Management Incentive Compensation Plan Performance-Based Restricted Stock Unit Grant Agreement (filed as Exhibit 10.2.3 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.3	Credit Agreement dated as of June 22, 2017, among the Registrant, OIN Delaware LLC, International Seaways Operating Corporation and certain of its subsidiaries as other guarantors, various lenders, Jefferies Finance LLC and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) as co-managers, Jefferies Finance LLC, as administrative agent, syndication agent, collateral agent and mortgage trustee (“2017 Credit Agreement”) (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 and incorporated herein by reference).

10.4	First Amendment, dated as of July 24, 2017, to the 2017 Credit Agreement (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 and incorporated herein by reference).

10.5	Employee Matters Agreement, dated November 30, 2016, between Overseas Shipholding Group, Inc. and International Seaways, Inc. (filed as Exhibit 10.2 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

10.6	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Lois K. Zabrocky (filed as Exhibit 10.13 to Overseas Shipholding Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and incorporated herein by reference).

10.7	Amendment No. 1 to Lois K. Zabrocky’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.2 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016 and incorporated herein by reference).

10.8	Amendment No. 2 to Lois K. Zabrocky’s Employment Agreement dated August 3, 2016 (filed as Exhibit 10.10 to International Seaways, Inc.’s Amendment No. 4 to the Registration Statement on Form 10 filed on November 4, 2016 and incorporated herein by reference).

10.9	Form of Amendment No. 3 to Lois K. Zabrocky’s Employment Agreement (filed as Exhibit 10.8 to International Seaways, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 filed on October 21, 2016 and incorporated herein by reference).

10.10

Amendment No. 4 to Lois K. Zabrocky's Employment Agreement dated April 4, 2018 (filed as Exhibit 10.10 to International Seaways, Inc’s Registration Statement on Form S-3 (File No. 333-224313), filed April 17, 2018, and incorporated herein by reference).

10.11	Employment Agreement dated February 13, 2015 between Overseas Shipholding Group, Inc. and James D. Small III (filed as Exhibit 10.29 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.12	Amendment No. 1 to James D. Small III’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.4 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016 and incorporated herein by reference).

10.13	Amendment No. 2 to James D. Small III’s Employment Agreement dated August 3, 2016 (filed as Exhibit 10.14 to International Seaways, Inc.’s Amendment No. 4 to the Registration Statement on Form 10 filed on November 4, 2016 and incorporated herein by reference).

10.14	Form of Amendment No. 3 to James D. Small’s Employment Agreement (filed as Exhibit 10.9 to International Seaways, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 filed on October 21, 2016 and incorporated herein by reference).

10.15	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Adewale O. Oshodi (filed as Exhibit 10.23 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.16	Amendment No. 1 to Adewale O. Oshodi’s Employment Agreement dated March 2, 2015 (filed as Exhibit 10.24 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.17	Amendment No. 2 to Adewale O. Oshodi’s Employment Agreement dated March 2, 2015 (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and incorporated herein by reference).

10.18	Employment Agreement dated November 9, 2016 between International Seaways, Inc. and Jeffrey D. Pribor (filed as Exhibit 10.20 to International Seaways, Inc.’s Amendment No. 6 to the Registration Statement on Form 10 filed on November 9, 2016 and incorporated herein by reference).

10.19	International Seaways Ship Management LLC Supplemental Executive Savings Plan (filed as Exhibit 10.18 to International Seaways, Inc.’s Annual Report on Form 10-K for 2017 and incorporated herein by reference).

10.20	Letter of Intent dated December 20, 2017 between Euronav NV and Registrant relating to Registrant’s purchase of all the issued and outstanding shares of Gener8 Maritime Subsidiary VII Inc (filed as Exhibit 10.19 to International Seaways, Inc.’s Annual Report on Form 10-K for 2017 and incorporated herein by reference).

10.21

$220 Million Senior Secured Credit Facility of TI Africa Limited and TI Asia Limited, as joint and several Borrowers, and ABN Amro Bank N.V. and ING Belgium SA/NV, as Mandated Lead Arrangers, dated March 29, 2018 (filed as Exhibit 10.21 to International Seaways, Inc’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed May 14, 2018 and incorporated herein by reference).

10.22

Guarantee, dated March 29, 2018, relating to $220 Million Senior Secured Credit Facility dated March 29, 2018 (filed as Exhibit 10.22 to International Seaways, Inc.’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed May 14, 2018 and incorporated herein by reference).

10.23

Credit agreement dated as of June 7, 2018, by and among Seaways Shipping Corporation, a Marshall Islands corporation and wholly-owned subsidiary of the Registrant, the Registrant (as a guarantor), certain other guarantors which are subsidiaries of the Registrant, lenders named therein and ABN AMRO Capital USA LLC as lead arranger and facility agent (filed as Exhibit 10.3 to International Seaways, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 8, 2018 and incorporated herein by reference).

10.24*	Amending and Restating Agreement by and among Gener8 Maritime Subsidiary VII, Inc., Seaways Holding Corporation, a wholly owned subsidiary of the Company, the Company, Citibank, N.A. (London Branch), the Export-Import Bank of China and Bank of China (New York Branch) (and its successors and assigns) and certain other parties thereto (filed herewith).

10.25

Second Amendment, dated as of June 14, 2018, to the Credit Agreement dated as of June 22, 2017, among the Registrant, OIN Delaware LLC, International Seaways Operating Corporation and certain of its subsidiaries as other guarantors, various lenders, Jefferies Finance LLC and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) as co-managers, Jefferies Finance LLC, as administrative agent, syndication agent, collateral agent and mortgage trustee (filed as Exhibit 10.5 to International Seaways, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 8, 2018 and incorporated herein by reference).

21.1+	List of significant subsidiaries.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2+	Consent of Reeder & Simpson, P.C. (included in Exhibit 5.1).

23.3*	Consent of Ernst & Young LLP.

24.1+	Power of Attorney (included on signature page).

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Previously filed.